Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of July 1996
Distribution Date of August 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $44,543,063.97
Beginning Pool Factor                       0.1329634

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,534,797.70
  Interest Collected                      $318,834.67

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $16,367.00
Total Additional Deposits                  $16,367.00

Repos/Chargeoffs                            $7,217.12
Aggregate Number of Notes Charged Off              22

Total Available Funds                   $3,795,107.91

Ending Pool Balance                    $41,075,940.61
Ending Pool Factor                          0.1226138

Servicing Fee                              $37,119.22

Repayment of Servicer Advances             $74,891.46

Reserve Account:
  Beginning Balance                     $6,729,999.23
  Target Percentage                              7.50%
  Target Balance                        $3,080,695.55
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(29,948.27)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             549,877.36      382
    31-60 days                             109,517.15       84
    60+ days                                36,952.47       19

    Total                                  696,346.98      402

  Balances:
    60+ days                               291,784.80       19

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            29,948.27
    Beginning Balance                   $6,729,999.23

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of July 1996

                                                              NOTES
                                                      CLASS A-1
                                      TOTAL        (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00   $11,726,547.77
 Distribution Percentages                                100.00%           95.50%            4.50%
 Turbo Percentages                                       100.00%            0.00%            0.00%
 Coupon                                                   3.475%           4.475%           4.800%

Beginning Pool Balance           $44,543,063.97
Ending Pool Balance              $41,075,940.61

Collected Principal               $3,459,906.24
Collected Interest                  $318,834.67
Liquidation Proceeds/Recoveries      $16,367.00
Charge-Offs                           $7,217.12
Servicing                            $37,119.22

  Total Collections Available
    for Debt Service              $3,757,988.69

Beginning Balance                $33,292,726.23            $0.00   $29,414,620.43    $3,878,105.80

Interest Due                        $125,204.44            $0.00      $109,692.02       $15,512.42
Interest Paid                       $125,204.44            $0.00      $109,692.02       $15,512.42
Principal Due                     $3,467,123.36            $0.00    $3,311,102.81      $156,020.55
Principal Paid                    $3,467,123.36            $0.00    $3,311,102.81      $156,020.55
Turbo Principal                           $0.00            $0.00            $0.00            $0.00

Ending Balance                   $29,825,602.87            $0.00   $26,103,517.62    $3,722,085.25
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1331975223     0.3174067358

Total Distributions               $3,592,327.80            $0.00    $3,420,794.83      $171,532.97

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $165,660.89

Beginning Reserve Account Balance $6,729,999.23
(Release)/Draw                      $(29,948.27)
Ending Reserve Account Balance    $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of July 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                 5              4               3              2             1
                              Mar 1996       Apr 1996        May 1996      June 1996     July 1996
Beg. Pool Balance         $61,317,575.81  $56,847,775.99  $52,517,903.77  $48,331,618.78  $44,543,063.97


A) Loss Trigger:
Principal of Contracts
  Charged off                 $67,176.75     $125,611.36      $17,445.57      $26,549.35       $7,217.12
Recoveries                    $19,925.96     $167,300.87      $69,303.81      $83,345.75      $16,367.00

Total Charged off
  (Months 5,4,3)             $210,233.68
Total Recoveries
  (Months 3,2,1)              169,016.56
Net Loss/(Recoveries)
  for 3 Mos.               $   41,217.12(a)

Total Balance
  (Months 5,4,3)         $170,683,255.57(b)

Loss Ratio [(a/b)(12)]           0.2898%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $267,585.97     $254,828.60     $291,784.80
  As % of Beginning
    Pool Balance                                                0.50951%        0.52725%        0.65506%
  Three Month Average                                           0.55172%        0.48243%        0.56394%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer